                                                                               .
                                                                               .
                                                                               .
                                                                    Exhibit 12.1


   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
   Dollars in 000's

                                                            March 31,      December 31,       December 31,       December 31,
                                                              2003             2002               2001               2000
                                                        ------------- -----------------  -----------------  -----------------
   Earnings:
     Earnings (Loss) from Continuing Operations            $ 653,000       $ 2,186,000        $ 1,566,000         $1,200,000
     Add back:
        Fixed charges less interest capitalized               45,437           180,713            187,245            162,983

                                                        ------------- -----------------  -----------------  -----------------
            Total earnings                                 $ 698,437       $ 2,366,713        $ 1,753,245         $1,362,983
                                                        ============= =================  =================  =================

   Fixed Charges:
     Interest, capitalized and expensed                     $ 23,000          $ 90,000           $ 94,000           $ 72,000
     Interest component of rental payments                    22,437            90,713             93,245             90,983
                                                        ------------- -----------------  -----------------  -----------------
        Total fixed charges                                 $ 45,437         $ 180,713          $ 187,245          $ 162,983
                                                        ============= =================  =================  =================

    Ratio of Earnings to Fixed Charges                         15.37x            13.10x              9.36x              8.36x
                                                        ============= =================  =================  =================

                                                            December 31,       December 31,
                                                                1999               1998
                                                       -----------------  -----------------
   Earnings:
     Earnings (Loss) from Continuing Operations               $ 943,000          $ (42,000)
     Add back:
        Fixed charges less interest capitalized                 138,443             85,693

                                                       -----------------  -----------------
            Total earnings                                   $1,081,443           $ 43,693
                                                       =================  =================

   Fixed Charges:
     Interest, capitalized and expensed                        $ 49,013            $ 3,693
     Interest component of rental payments                       89,430             82,000
                                                       -----------------  -----------------
        Total fixed charges                                   $ 138,443           $ 85,693
                                                       =================  =================

    Ratio of Earnings to Fixed Charges                             7.81x         NM*
                                                       =================  =================


        For purposes of computing this ratio, earnings represent income from continuing operations. Fixed charges represent interest expense including amounts capitalized plus the interest factor in rental expense.

        *Not meaningful. For the year ended December 31, 1998, earnings were insufficient to cover fixed charges by $42 million.


   COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
   STOCK DIVIDENDS
   Dollars in 000's

                                                            March 31,        December 31,       December 31,       December 31,
                                                              2003               2002               2001               2000
                                                        ------------------ -----------------  -----------------  -----------------
   Earnings:
     Earnings (Loss) from Continuing Operations                 $ 653,000       $ 2,186,000        $ 1,566,000         $1,200,000
     Add back:
        Fixed charges less interest capitalized                    45,437           180,713            187,245            162,983
                                                           ------------------ -----------------  -----------------  --------------
            Total earnings                                      $ 698,437       $ 2,366,713        $ 1,753,245         $1,362,983
                                                           ================== =================  =================  ==============

   Fixed Charges:
     Interest, capitalized and expensed                          $ 23,000          $ 90,000           $ 94,000           $ 72,000
     Interest component of rental payments                         22,437            90,713             93,245             90,983
     Convertible Preferred Stock Dividends                              -                 -                  -                  -
                                                        ------------------ -----------------  -----------------  -----------------
        Total fixed charges                                      $ 45,437         $ 180,713          $ 187,245          $ 162,983
                                                        ================== =================  =================  =================

    Ratio of Earnings to Fixed Charges
          and Preferred Stock Dividends                             15.37x            13.10x              9.36x              8.36x
                                                        ================== =================  =================  =================


                                                            December 31,       December 31,
                                                                1999               1998
                                                          -----------------  -----------------
   Earnings:
     Earnings (Loss) from Continuing Operations                  $ 943,000          $ (42,000)
     Add back:
        Fixed charges less interest capitalized                    138,443             85,693
                                                        ---  -----------------  -----------------
            Total earnings                                      $1,081,443           $ 43,693
                                                        ===  =================  =================

   Fixed Charges:
     Interest, capitalized and expensed                           $ 49,013            $ 3,693
     Interest component of rental payments                          89,430             82,000
     Convertible Preferred Stock Dividends                               -             44,444
                                                          -----------------  -----------------
        Total fixed charges                                      $ 138,443          $ 130,138
                                                          =================  =================

    Ratio of Earnings to Fixed Charges
          and Preferred Stock Dividends                               7.81x               NM*
                                                          =================  =================



        For purposes of computing this ratio, earnings represent income from continuing operations. Fixed charges represent interest expense including amounts capitalized plus the interest factor in rental expense and preferred stock dividend requirements, adjusted to a pretax basis, on the convertible preferred stock of UnitedHealth Group that was redeemed in 1998.

        *Not meaningful. For the year ended December 31, 1998, earnings were insufficient to cover fixed charges and preferred stock dividends by $86 million.